EXHIBIT 99.1

Inland Retail Real Estate Trust, Inc.

Executive Compensation Schedule for Executive Officers

		2006 Base
Name	Title	Salary
Barry L. Lazarus	President and Chief Executive Officer	$330,000
Thomas P. McGuinness	Chief Operating Officer	$55,000
Robert J. Walner	Senior Vice President and General Counsel	$265,000
James W. Kleifges	Chief Financial Officer	$200,000
John DiGiovanni	Senior Vice President	$245,000
JoAnn Armenta	President of Management Companies	$165,000
Jeff Boehning	Vice President—Asset Management	$115,000